SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 March 29, 1996

                    ________________________________________


                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                         1-9786                          04-2925809
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   1275 Hammerwood Avenue
   Sunnyvale, California                                                 94089
   (Address of principal executive offices)                         (Zip Code)


                                                                (617) 622-1000
                                                (Registrant's telephone number
                                                          including area code)
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                                                                      FORM 8-K


   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------


        On March 29, 1996, Thermo Instrument Systems Inc. (the "Company") acquired a substantial portion of the Scientific Instruments Division of Fisons plc ("Fisons"), a wholly-owned subsidiary of Rhone-Poulenc Rorer Inc., for 122,608,000 pounds sterling in cash and the assumption of approximately 23,000,000 pounds sterling of indebtedness. The purchase price is subject to a post-closing adjustment equal to the amount by which the value of the net tangible assets of the acquired businesses on the closing date is greater or less than, as the case may be, certain benchmarks agreed to by the parties.

        The acquisition was made pursuant an Amended and Restated Asset and Stock Purchase Agreement dated as of March 29, 1996 among the Company, Fisons and Thermo Electron Corporation (the "Agreement"). The Agreement superseded a prior agreement dated March 1, 1995 under which the Company had agreed to buy the entire Scientific Instruments Division of Fisons. The Agreement modified the original agreement by excluding from the businesses to be acquired by the Company substantially all of the mass spectrometer businesses of Fisons and a high-resolution mass spectrometer/ICP product. The parties excluded these product lines from the acquisition in order to address concerns raised by the United States Federal Trade Commission and antitrust authorities in England.

        The purchase price was based on the Company's determination of the fair value of the acquired businesses, and the terms of the Agreement were determined by arms-length negotiation among the parties. In order to finance the acquisition, the Company utilized approximately $98 million of available cash, in addition to borrowings of approximately $90 million from Thermo Electron. As of April 12, 1996, the Company repaid a portion of the borrowings from Thermo Electron. Remaining acquisition indebtedness of $55 million to Thermo Electron will bear interest at a rate equal to the Commercial Paper Composite Rate plus 25 basis points and is due April 11, 1997.

        The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different for the purposes for which such assets were used prior to the acquisition.
   However, the Company will review the acquired businesses and their assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the acquired businesses. Any such transaction might involve Thermo Electron or another subsidiary of Thermo Electron.













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                                                                      FORM 8-K


   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            ------------------------------------------------------------
            Information and Exhibits
            ------------------------

            (a) Financial Statements of Business Acquired: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to June 14, 1996.

            (b) Pro Forma Combined Condensed Financial Information: as it is
                impracticable to file such information at this time, it will be filed by amendment on or prior to June 14, 1996.

            (c) Exhibits

                2.1 Amended and Restated Asset and Stock Purchase Agreement
                    dated March 29, 1996 among the Registrant, Thermo Electron Corporation and Fisons plc. Schedules and exhibits to the agreement (each of which are identified in the agreement) are omitted in reliance on Rule 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.






































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                                                                      FORM 8-K

                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 12th day of April 1996.



                                             THERMO INSTRUMENT SYSTEMS INC.


                                             /s/ Paul F. Kelleher
                                             ------------------------
                                             Paul F. Kelleher
                                             Chief Accounting Officer













































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